Exhibit 99.1


Press Release                       Source: Optical Communication Products, Inc.

Optical Communication Products Evaluates Strategic Alternatives

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Sept. 29, 2003--Optical Communication Products, Inc. (Nasdaq: OCPI - News), today announced that a special committee of its board of directors is evaluating strategic alternatives to enhance shareholder value and liquidity.

The special committee, which is comprised of the Company's three independent directors, has retained Bear, Stearns & Co. Inc., which is advising the committee in evaluating strategic alternatives, including a special dividend, share repurchases, strategic merger or sale of the Company.

About OCP

OCP designs, manufactures and sells a comprehensive line of fiber optic subsystems and modules for metropolitan, local and storage area networks. OCP's product lines include optical transceivers, transponders, transmitters and receivers. For more information visit OCP's web site at www.ocp-inc.com.

OCP was founded in 1991 and has its headquarters in Woodland Hills, California. The Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.1% of OCP's outstanding capital stock as of June 30, 2003.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by the Company, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that none of the strategic alternatives being evaluated will be implemented by the Company. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

New Address
Optical Communication Products, Inc.
6101 Variel Avenue
Woodland Hills, CA 91367


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Contact:
     Optical Communication Products, Inc.
     Susie Nemeti, 818-251-7100
     E-mail: investor.relations@ocp-inc.com